ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2011 by and among (a) ●, an Illinois limited liability company (“Borrower”), (b) Global Health Ventures, Inc., a Nevada corporation (“Lender”), and (c) ●, a Utah corporation (“Escrow Agent”).

RECITALS

A. Borrower has issued to Lender twelve (12) Secured Buyer Notes (designated as Secured Buyer Note #1, Secured Buyer Note #2, Secured Buyer Note #3, Secured Buyer Note #4, Secured Buyer Note #5, Secured Buyer Note #6, Secured Buyer Note #7, Secured Buyer Note #8, Secured Buyer Note #9, Secured Buyer Note #10, Secured Buyer Note #11, and Secured Buyer Note #12), each of even date herewith (the “Notes”), pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement between Borrower and Lender of the same date.

B. Borrower’s obligations under the Notes are secured by an Irrevocable Standby Letter of Credit issued by ● (“Issuer”) in the form attached hereto as Exhibit A (the “Letter of Credit”) pursuant to a Letter of Credit Agreement of even date herewith between Lender and Borrower (the “LOC Agreement”).

C. Pursuant to Section 2 of the LOC Agreement and in consideration of Borrower causing Issuer to issue the Letter of Credit, Lender and Borrower have agreed to place the Letter of Credit in escrow and Escrow Agent has agreed to hold the Letter of Credit in escrow subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lender and Escrow Agent agree as follows:

TERMS

1. Establishment of Escrow.  Within thirty (30) days of execution of the Notes, Borrower shall cause Issuer to deliver to Escrow Agent the Letter of Credit, in original form and duly executed by Issuer, to have and to hold until satisfaction of the conditions set forth below (the “Escrow”).

2. Conditions for Drawing on and Releasing the Letter of Credit.

a.  Release of the Letter of Credit. Escrow Agent shall retain the Letter of Credit until the earlier of (i) Escrow Agent’s receipt of written notice from Lender that the full amount of the Notes has been repaid, (ii) a Substitution Event (as defined below), or (iii) the date that is six months and three days following the date the Letter of Credit is issued or such later date as the Borrower shall determine in its sole discretion (the “Release Date”), at which time Escrow Agent shall deliver the Letter of Credit to Borrower at the address set forth below; provided, however, that in the event Escrow Agent receives written notice from Lender prior to the Default Notice Date (defined below) stating that a failure to pay amounts owing when due under one or more of the Notes (a “Payment Default”) has occurred and specifically identifying both the nature of the Payment Default and the Note under which the Payment Default occurred (a “Default Notice”), subject to Escrow Agent’s right to interplead the Letter of Credit pursuant to Section 7.b. below, Escrow Agent shall retain the Letter of Credit until the later of (A) the Release Date, (B) the date on which Escrow Agent receives written notice from Lender that the Payment Default has been cured, or (C) the date on which Escrow Agent receives a court order with instructions regarding disposition of the Letter of Credit. Upon such a cure of a Payment Default, Lender hereby covenants and agrees to promptly send written notice to Escrow Agent indicating the Payment Default has been cured.  In the event of a dispute between Borrower and Lender with respect to whether a Payment Default has occurred or the amount of a Payment Default, Escrow Agent is permitted to interplead the Letter of Credit into the Third Judicial District Court of the State of Utah pursuant to Section 7.b. below.

b. Draws on the Letter of Credit. Solely in the event of the occurrence of a Payment Default, Lender shall be entitled to submit to Escrow Agent a request (a “Draw Request”) that Escrow Agent make a draw on the Letter of Credit on behalf of Lender (a “Draw”); provided, however, that notwithstanding anything to the contrary herein, Escrow Agent must receive any Draw Request not less than fifteen (15) calendar days prior to the Release Date (the “Default Notice Date”) or Lender forever waives its right to draw on the Letter of Credit.  Lender shall make a Draw Request by submitting to Escrow Agent (i) a Default Notice, and (ii) an executed sight draft substantially in the form attached hereto as Exhibit B.

i. Default Dispute.  Upon its receipt of a Draw Request, Escrow Agent shall promptly deliver a copy of the Default Notice to Borrower. Borrower shall then have a period of fifteen (15) days (the “Standstill Period”) to notify Escrow Agent if it disputes the occurrence of the applicable Payment Default or the amount of the Payment Default (a “Default Dispute”). If Borrower notifies Escrow Agent of a Default Dispute prior to the conclusion of the Standstill Period, Escrow Agent may, in its sole discretion, (A) retain the Letter of Credit until the applicable dispute has been finally resolved, or (B) interplead the Letter of Credit into the Third Judicial District Court of the State of Utah pursuant to Section 7.b. below.  In the event Borrower fails to notify Escrow Agent of a Default Dispute prior to the conclusion of the Standstill Period, Escrow Agent may submit a Draw to the Issuer of the Letter of Credit.

ii. Substitution Event.  Borrower may, in its sole discretion, add additional collateral or Substitute Collateral (as defined below) to the collateral covered by the LOC Agreement at any time it deems fit (a “Borrower Collateral Substitution”), provided that any such Substitute Collateral has a fair market value at least equal to the outstanding balance of the Notes at the time of substitution. Moreover, in the event any Default Dispute arises prior to and remains unresolved as of the Default Notice Date, or Borrower delivers to Escrow Agent a Default Dispute after the Default Notice Date but prior to the conclusion of the applicable Standstill Period (each, together with a Borrower Collateral Substitution, a “Substitution Event”), Borrower shall, prior to the Release Date, (A) extend the Letter of Credit until such date as the Default Dispute is finally resolved, (B) deposit cash with the Escrow Agent in an amount equal to the remaining amounts owing under the Notes, or (C) substitute and deposit with Escrow Agent new collateral as security for the Notes with a fair market value equal to or in excess of the remaining amounts owing under the Notes, as determined in the sole and reasonable discretion of Borrower (it being understood and agreed by each of Lender and Borrower that Escrow Agent shall have no obligation to determine the adequacy or value of such new collateral) (any of the above, the “Substitute Collateral”). In the event Escrow Agent receives Substitute Collateral pursuant to a Substitution Event, Escrow Agent shall (1) immediately notify Lender of its receipt thereof, (2) immediately surrender the original of the Letter of Credit to Borrower, and (3) hold the Substitute Collateral until the later of the final resolution of the Default Dispute (subject to Escrow Agent’s right to interplead the same into the Third Judicial District Court of the State of Utah) or the Release Date.

iii. Partial Draws. In the event Lender submits a Draw Request for less than the full amount of the Letter of Credit and Escrow Agent, pursuant to the terms hereof (and after the conclusion of the Standstill Period), makes the Draw, Escrow Agent shall surrender the Letter of Credit to the Issuer in exchange for a new letter of credit (the “Replacement Letter of Credit”) with the same expiration date but that shall have a face amount equal to the Letter of Credit (or prior Replacement Letter of Credit, if applicable) less the amount of the Draw (and any prior Draws on the Letter of Credit). Escrow Agent shall hold any Replacement Letters of Credit pursuant to the terms and conditions of this Agreement.

3. Termination.  This Agreement shall terminate after the Letter of Credit has been delivered to Borrower.

4. Notices.  All communications, consents, and other notices provided for in this Agreement shall be in writing and shall be directed as set forth below (or as the recipient thereof shall otherwise have directed in writing in accordance herewith) in a manner set forth below and will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile, email or other form of electronic communication (with receipt of appropriate confirmation and provided that a Default Notice may not be provided by email), (iv) one business day after being deposited with an overnight courier service of recognized standing, or (v) four days after being deposited in the U.S. or Canadian mail, as the case may be, first class with postage prepaid:

a. If to Borrower, to:

●

With a copy to (which shall not constitute notice):

●

or to such other address as Borrower may designate to Lender and Escrow Agent, in writing.

b. If to Lender, to:

Global Health Ventures, Inc.
Attn: Hassan Salari
409 Granville Street, Suite 1023
Vancouver, British Columbia, Canada V6C 1T2

With a copy to (which shall not constitute notice):

●

or to such other address as Lender may designate to Borrower and Escrow Agent, in writing.

c. If to Escrow Agent, to:

●

or to such other address as Escrow Agent may designate to Borrower and Lender, in writing.

5. Payment of Fees.  Borrower agrees that it shall bear the costs of the Escrow.  Borrower agrees to (i) pay Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (ii) pay or reimburse Escrow Agent upon reasonable request for all expenses, disbursements and advances, including reasonable attorneys’ fees and expenses, incurred or made by it in connection with the performance or modification of this Agreement.  Notwithstanding the foregoing, in the event Borrower fails to timely pay Escrow Agent or in the event any amounts owed to Escrow Agent hereunder are unpaid by any party responsible to make such payments (including indemnity obligations set forth in Section 7.c.), Borrower and Lender agree that Escrow Agent shall be permitted to deduct and pay to itself such unpaid sums from any funds that may be held on deposit with Escrow Agent pursuant to this Agreement; provided, however, that Escrow Agent shall provide written notice to Borrower ten (10) days prior to any such deduction and shall only deduct the portion which remains unpaid after ten (10) days.

6. Tenure of Escrow Agent.  Escrow Agent may resign from its duties hereunder at any time by giving written notice of such resignation to Borrower and Lender; provided, however, that Escrow Agent shall continue to serve until Borrower and Lender jointly appoint a successor and such successor accepts and agrees to perform the obligations of Escrow Agent hereunder and receives the Letter of Credit (or any Replacement Letter of Credit or Substitute Collateral, if applicable). Borrower and Lender shall have the right at any time upon mutual agreement to substitute a new escrow agent by giving written notice thereof to Escrow Agent.

7. Liability; Indemnification.  Escrow Agent shall perform such duties as are specifically set forth herein and, so long as it does so, shall have no liability to Borrower and Lender hereunder except to the extent a court of competent jurisdiction determines that Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to Borrower or Lender.  Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  Escrow Agent shall have no duty to solicit any payments which may be due it or the escrow account.  Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, or with any instructions, claims or demands from any other party hereto, it shall be permitted to refrain from taking any action and its sole obligation shall be to keep safely all property held in Escrow until it shall be directed otherwise in writing by all of the parties hereto or by a final arbitration decision or a non-appealable order or judgment of a court of competent jurisdiction.  Borrower and Lender agree that the following provisions shall control with respect to the rights, duties, liabilities, and immunities of Escrow Agent:

a. Escrow Agent is entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any dispute between Borrower and Lender as to any facts or as to the happening of any contemplated event precedent to such action.  Escrow Agent is hereby authorized to comply with and obey all final nonappealable orders, judgments, decrees or writs entered or issued by any court or final decision of any arbitrator, and in the event Escrow Agent obeys or complies with any such final nonappealable order, judgment, decree or writ of any court or final decision of any arbitrator, in whole or in part, after giving Borrower and Lender seven (7) days’ prior written notice, it shall not be liable to any of the parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such final nonappealable order, judgment, decree, writ, or final decision of a court or final decision of any arbitrator be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled or vacated.

b. In the event any dispute shall arise between Borrower and Lender with respect to the disposition or delivery of the Letter of Credit, or the occurrence of a Payment Default, Escrow Agent is permitted to interplead the Letter of Credit or the Replacement Letter of Credit or Substitute Collateral, as the case may be, into the Third Judicial District Court of the State of Utah, and thereafter shall be fully relieved from any and all liability or obligation with respect to the Letter of Credit.  Borrower and Lender further agree to pursue any redress or recourse in connection with such a dispute without making Escrow Agent a party to the same.

c. Borrower and Lender shall each severally indemnify, defend and save harmless Escrow Agent and its directors, officers, agents and employees (the “Indemnified Parties”) from all loss, liability or expense (including the reasonable fees and expenses of outside counsel and the cost and expense of any interpleader action as authorized under Section 7.b. above) arising out of or in connection with (i) Escrow Agent’s execution and performance of this Agreement, except in the case of any Indemnified Party to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such Indemnified Party, or (ii) its following any instructions or other directions executed by Borrower and Lender.  Borrower and Lender acknowledge that the foregoing indemnities shall survive the resignation or removal of Escrow Agent or the termination of this Agreement.

d. In receiving the Escrow, Escrow Agent acts only as a depository for Borrower and Lender and assumes no responsibility except pursuant to the provisions of this Agreement.  All of the terms and conditions in connection with Escrow Agent’s duties and responsibilities, and the rights of Borrower and Lender or anyone else with respect to Escrow Agent, are contained solely in this Agreement, and Escrow Agent is not expected or required to be familiar with the provisions of any other agreements, and shall not be charged with any responsibility or liability in connection with the observance of the provisions of any such other agreements.

8. Miscellaneous.  In addition to the foregoing, the parties to this Agreement, including Escrow Agent, agree as follows:

a. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed, in writing, by the party making the waiver.

b. Recitals.  The recitals stated above shall be and hereby are incorporated in and made a part of this Agreement by this reference.

c. Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of the parties to it and their respective successors and assigns; provided that no party hereto shall be entitled to assign or transfer this Agreement or any rights or obligations hereunder, voluntarily, involuntarily, by operation of law or otherwise, without the written consent of Lender and Borrower.

d. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

e. Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties (except Escrow Agent with respect to an interpleader pursuant to Section 7.b. above) consents to the exclusive personal jurisdiction of the federal courts whose districts encompass any part of the County of Salt Lake or the state courts of the State of Utah sitting in the County of Salt Lake in connection with any dispute arising under this Agreement or any of the other agreements between Lender and Borrower related hereto and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

f. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy or electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

g. Confidentiality.  Except as may be reasonably necessary to effect the transaction contemplated hereunder, (including disclosure to third-party legal counsel and consultants, accountants, and/or advisors of Borrower or Lender, as the case may be), and except as may be otherwise required by law, rule or regulation, the terms and conditions of this Agreement shall be kept confidential and shall not be disclosed to any person or entity without the advance consent of the other party; provided that any inadvertent disclosure by a party shall not subject any such party to liability hereunder, so long as reasonable steps are taken to advise the recipient of any such disclosure of the confidential nature thereof.

h. Third Parties.  Nothing in this Agreement is or shall be intended to provide or convey any actionable right or benefit to or upon any person or persons other than the parties to this Agreement. Except as otherwise specifically provided herein, each party shall bear its own costs and expenses (including legal and consulting fees) in connection with this Agreement and the negotiation of all agreements and preparation of documents contemplated by this Agreement.

i. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

j. Injunctive Relief.  Lender, Borrower and Escrow Agent acknowledge and agree that the breach by any of such parties of any covenant or obligation under this Agreement will cause the other parties substantial, immediate and irreparable harm, or that the extent of damages caused by any violation of this Agreement would be impossible to ascertain, and that there is no adequate remedy at law in the event of such breach.  Accordingly, Lender, Borrower and Escrow Agent hereby agree that each such party shall be entitled to injunctive relief, without prejudice to any other right such party may have in law or equity, by bringing an appropriate action for such remedy in any court of competent jurisdiction which the aggrieved party, in its sole discretion, deems appropriate.

k. Attorneys’ Fees. Subject to Section 7.c. above, in the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the Prevailing Party (as defined below) shall be entitled to reasonable attorneys’ fees, court costs and collection costs in addition to any other relief to which such party may be entitled.  “Prevailing Party” shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:

●

By: ●, Manager

By: __________________________
       ●, President

LENDER:

GLOBAL HEALTH VENTURES, INC.

By:  ________________________________
Name: ______________________________
Title: _______________________________

ESCROW AGENT:

●

By:  ________________________________
Name: ______________________________
Title: _______________________________

[Signature page to Escrow Agreement]

EXHIBIT A

LETTER OF CREDIT

EXHIBIT B

SIGHT DRAFT

_____________________, 20___

This sight draft (this “Draft”) is “DRAWN UNDER ●, LETTER OF CREDIT NO. ________ DATED _____________.”

PAY TO THE ORDER OF:

Global Health Ventures, Inc.
409 Granville Street, Suite 1023
Vancouver, British Columbia, Canada V6C 1T2

The amount of this Draft is _____________ and ___/100 Dollars (US $_____________).

BENEFICIARY:

GLOBAL HEALTH VENTURES, INC.

By: __________________________
Name: ________________________
Title: _________________________

SCHEDULE 1

ESCROW AGENT FEE SCHEDULE

1.	Escrow Set Up Charge (payable at the time the Escrow Agreement is signed and the Letter of Credit is deposited into escrow with Escrow Agent): $750.00

2.	Escrow Semi-Annual Maintenance Fee (payable in the event the escrow is not terminated within 7 months from the date of the Letter of Credit, and every 7 months thereafter): $150.00

3.	Extraordinary Charges:

(i)
Billable at $125.00 per officer hour for services substantially expanding the duties or responsibilities of the Escrow Agent and not generally associated (in the experience of Escrow Agent, either as to type, or frequency, or both) with the routine administration of similar Escrow Agreements; or

(ii)	Services rendered in connection with a direction by a party entitled to make such direction.

4.	Out-of-Pocket Charges: (may be deducted from any funds on deposit as they occur)

(i)	Publication Costs;
(ii)	Postage;
(iii)	Counsel fees;
(iv)	Printing and reproduction of documents, notices and other instruments;
(v)	Airfreight; telecopy; wire charges;
(vi)	Such other out-of-pocket expenses as may reasonably be incurred.

5.	For any draw requests or disbursements beyond 1, there will be a charge of $100.00 per disbursement.

6.	For any substitution of collateral, there will be a charge of $100.00 per substitution.